UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (353)(1) 618-0517

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 20, 2011, Seagate Technology plc (“Seagate”) received a request for additional information (a “second request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC’s review of Seagate’s pending acquisition of certain assets of Samsung Electronics Co., Ltd. (“Samsung”) and Samsung’s proposed acquisition of certain voting securities of Seagate pursuant to that certain Asset Purchase Agreement entered into by and among the parties on April 19, 2011.  This second request extends the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after Seagate has substantially complied with the second request unless that period is extended voluntarily by the parties or terminated sooner by the FTC.  Seagate is in the process of gathering information to respond to the second request and is working cooperatively with the FTC as it reviews the proposed transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Patrick J. O’Malley
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date:  May 23, 2011

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